UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2004

GRANT VENTURES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-50133	82-0490737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5792 South 900 East, Suite B, Salt Lake City, Utah		84121
(Address of Principal Executive Offices)		(Zip Code)

(801) 265-1405
(Registrant’s telephone number, including area code)

EXPLANATORY NOTE

Grant Ventures, Inc. (the “Company”) hereby amends Item 4 of its Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 6, 2004, to read as follows:

Item 4.01.                   Changes in Registrant’s Certifying Accountant.

On August 2, 2004, the Company dismissed HJ & Associates, LLC (“HJ”) as the independent accountant engaged to audit the financial statements of the Company.  HJ performed the audit of the Company’s financial statements for the fiscal years ended December 31, 2003 and December 31, 2002.  The audit reports of HJ on the financial statements for the Company’s fiscal years ended December 31, 2003 and December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were such reports modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2003 and December 31, 2002, and the subsequent interim period prior to the dismissal of HJ, there were no disagreements with HJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to HJ’s satisfaction, would have caused HJ to make reference to the subject matter of the disagreement in connection with its report, nor were there any “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission) involving HJ.

Effective on August 2, 2004, the Company engaged Tanner + Co. (“Tanner”) to audit the Company’s financial statements.  During the Company’s two most recent fiscal years, and the subsequent interim period prior to the appointment of Tanner, the Company has not consulted Tanner regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements nor has the Company consulted Tanner regarding any matter that was the subject of a disagreement or a reportable event.

The Board of Directors of the Company approved the change in accountants described herein.

The Company has provided HJ with a copy of the disclosure set forth in this Form 8-K/A.  The Company has requested HJ to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Form 8-K/A regarding HJ and, if not, stating the respects in which HJ does not agree.  A copy of such letter is filed as Exhibit 16.1 hereto and is incorporated herein by reference.

Item 9.01.                   Financial Statements and Exhibits.

(c)                           Exhibits.

Exhibit Number	Description

16.1	Letter dated August 30, 2004 from HJ & Associates, LLC to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANT VENTURES, INC.

Date: August 30, 2004	By:	/s/ Stan Yakatan
		Name:	Stan Yakatan
		Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

16.1	Letter dated August 30, 2004 from HJ & Associates, LLC to the Securities and Exchange Commission.